UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021

CHECKMATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39425	36-4813934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Checkmate Pharmaceuticals, Inc.

245 Main Street, 2nd Floor

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 682-3625

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CMPI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On January 4, 2021, Checkmate Pharmaceuticals, Inc. (the “Company”) appointed Robert Dolski as Chief Financial Officer. Mr. Dolski will also serve as the Company’s principal financial officer and principal accounting officer.

Pursuant to an employment agreement, dated January 4, 2021, entered into between the Company and Mr. Dolski (the “Employment Agreement”), Mr. Dolski will be paid an annual base salary of $385,000 and will be eligible to receive an annual performance-based bonus equal to 40% of his base salary. In connection with his appointment, Mr. Dolski will receive a one time sign-on bonus of $45,000 and will be granted a stock option to purchase 150,000 shares of the Company’s common stock (the “Equity Award”). The Equity Award will vest over four years, with 25% vesting upon the first anniversary of Mr. Dolski’s start date, and the remainder vesting in equal installments over the following thirty-six (36) months, beginning on January 4, 2021. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Prior to joining the Company, Mr. Dolski, age 50, served as Vice President, Finance, for Akcea Therapeutics, Inc. From June 2016 to May 2019, Mr. Dolski was Vice President, Head of Financial Planning and Analysis at Moderna, Inc. and from December 2013 to June 2016, Mr. Dolski was Senior Director, Finance at Forum Pharmaceuticals Inc. In addition, from January 2013 to November 2013, Mr. Dolski was an independent finance consultant to multiple healthcare, start-up companies, and from April 2007 to December 2012, Mr. Dolski was with Human Genome Sciences Inc., serving in various leadership roles, including as Vice President, Finance and Treasury, where he helped build the financial planning and analysis function.

There are no arrangements or understandings between Mr. Dolski and any other person pursuant to which he was appointed as an executive officer of the Company, and there are no relationships between Mr. Dolski and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On January 4, 2021, the Company issued a press release announcing the appointment of Mr. Dolski as Chief Financial Officer. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits

(d) Exhibits

10.1	Executive Employment Agreement, dated January 4, 2021, by and between the Company and Robert Dolski.

99.1	Press Release issued by the Company on January 4, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2021	CHECKMATE PHARMACEUTICALS, INC.

	By:	/s/ Kleem Chaudhary
Name: Kleem Chaudhary, Ph.D.
Title: Chief Business Officer